Exhibit 99.1

Mustang Bio Reports Second Quarter 2018 Financial Results and Recent Corporate Highlights

New York, NY – August 13, 2018 – Mustang Bio, Inc. (“Mustang”) (NASDAQ: MBIO), a Fortress Biotech (NASDAQ: FBIO) Company focused on the development of novel immunotherapies based on proprietary chimeric antigen receptor engineered T cell (CAR T) technology and gene therapies for rare diseases, today announced financial results and recent corporate highlights for the second quarter ended June 30, 2018.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “In the second quarter of 2018 we achieved multiple significant milestones that advance our goal of developing and commercializing safe and effective therapies in-house for patients in areas of unmet need. In June, we were thrilled to open our cell therapy manufacturing facility at UMass Medicine Science Park in Worcester, Mass. The facility will enable us to differentiate our product candidates through innovation in cell processing and allow the efficient in-house evaluation of immuno-oncology technologies, like checkpoint antibodies and oncolytic viruses, with our CAR Ts, potentially speeding up development timelines. We expect to be ready to process personalized cell therapies for use in clinical trials by the end of the year. In addition, we completed a pre-IND meeting with the FDA for our CD123 CAR T, MB-102, and are on track to file an IND in the fourth quarter as planned. We look forward to advancing these milestones during the second half of the year, and also expect the initiation of two new clinical trials of our CAR T therapies at research partner City of Hope.”

Dr. Litchman added, “Also, this morning, we were very pleased to announce the expansion of our pipeline into gene therapy by securing an exclusive worldwide license agreement with St. Jude Children’s Research Hospital for the development of a potentially first-in-class, ex vivo, clinical-stage lentiviral gene therapy for the treatment of X-linked severe combined immunodeficiency. We look forward to advancing the clinical development of this program.”

Recent Corporate Highlights:

•	In May 2018, Mustang announced the publication of preclinical data in JCI Insight demonstrating that glioblastoma-targeted CD4+ CAR T cells mediate superior antitumor activity over CD8+ CAR T cells. The data, published by research partner City of Hope, will be applied in the ongoing Phase 1 trial of Mustang’s IL13Rα2-specific CAR T MB-101 in glioblastoma.
•	In June 2018, Mustang opened a proprietary CAR T cell therapy manufacturing facility at UMass Medicine Science Park in Worcester, Mass. The facility will support the clinical development and commercialization of Mustang’s CAR T product candidates and enable proprietary cell therapy research.
•	Also in June 2018, Mustang was added to the Russell 2000®, 3000® and Microcap® Indexes.
•	In July 2018, Mustang completed a pre-Investigational New Drug (pre-IND) meeting with the U.S. Food and Drug Administration for MB-102 (CD123 CAR T). Based on the meeting, Mustang expects to file an IND in the fourth quarter of 2018 to support a Phase 1/2 trial of MB-102 in acute myeloid leukemia, blastic plasmacytoid dendritic cell neoplasm and high-risk myelodysplastic syndrome.
•	In August 2018, Mustang announced that it entered into an exclusive worldwide license agreement with St. Jude Children’s Research Hospital (“St. Jude”) for the development of a potentially first-in-class ex vivo lentiviral gene therapy for the treatment of X-linked severe combined immunodeficiency (“X-SCID”), also known as bubble boy disease. The therapy is currently being evaluated in a Phase 1/2 multicenter trial in infants under the age of two. This study is the world’s first lentiviral gene therapy trial for infants with X-SCID.

Financial Results:

•	As of June 30, 2018, Mustang’s consolidated cash, cash equivalents, short-term investments (certificates of deposit) and restricted cash totaled $47.2 million, compared to $55.3 million as of March 31, 2018, and $61.5 million as of December 31, 2017, a decrease of $8.1 million for the quarter and a decrease of $14.3 million year to date.
•	Research and development expenses were $3.6 million for the second quarter of 2018, compared to $2.5 million for the second quarter of 2017. Non-cash, stock-based compensation expenses included in research and development were $0.6 million for second quarter of 2018, compared to $0.1 million for the second quarter of 2017.
•	Research and development expenses from license acquisitions were $0 for the second quarter of 2018, compared to $1.5 million for the second quarter of 2017.
•	General and administrative expenses remained the same at $1.7 million for both the second quarter of 2018 and 2017. Non-cash, stock-based compensation expenses included in general and administrative expenses were $0.4 million for the second quarter of 2018, compared to $0.3 million for the second quarter of 2017.
•	Net loss attributable to common stockholders was $5.1 million, or $0.19 per share, for the second quarter of 2018, compared to $5.5 million, or $0.21 per share, for the second quarter of 2017. Net loss attributable to common stockholders was $11.4 million, or $0.43 per share, for the first six months of 2018, compared to $8.7 million, or $0.36 per share, for the first six months of 2017.

About Mustang Bio

Mustang Bio, Inc. (“Mustang”), a Fortress Biotech Company, is a clinical-stage biopharmaceutical company focused on the development and commercialization of a broad range of proprietary chimeric antigen receptor engineered T cell (CAR T) immunotherapies and gene therapies in areas of unmet need. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR T and CRISPR/Cas9-enhanced CAR T therapies across multiple cancers, as well as lentiviral gene therapy for X-SCID. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission. For more information, visit www.mustangbio.com.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress develops and commercializes products both within Fortress and through certain of its subsidiary companies, also known as Fortress Companies. In addition to its internal development programs, Fortress leverages its biopharmaceutical business expertise and drug development capabilities and provides funding and management services to help the Fortress Companies achieve their goals. Fortress and the Fortress Companies may seek licensing arrangements, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contact:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Investor Relations Contact:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC

(212) 915-2568

jeremy@lifesciadvisors.com

Media Relations Contact:

Laura Bagby

6 Degrees

(312) 448-8098

lbagby@6degreespr.com

MUSTANG BIO, INC.

Condensed Balance Sheets

($ in thousands, except for share and per share amounts)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,744	$34,975
Short-term investments (certificates of deposit)	35,000	26,002
Interest receivable on short-term investments (certificates of deposit)	409	106
Prepaid expenses	965	278
Total current assets	48,118	61,361

Property, plant and equipment, net	5,672	140
Fixed assets - construction in process	864	1,241
Restricted cash	500	500
Other assets	521	251
Total Assets	$55,675	$63,493

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$3,488	$3,474
Payables and accrued expenses - related party	187	137
Total current liabilities	3,675	3,611

Deferred Rent Payable	395	50
Total Liabilities	4,070	3,661

Commitments and Contingencies

Stockholders' Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of June 30, 2018 and December 31, 2017	-	-
Common Stock ($0.0001 par value), 50,000,000 shares authorized
Class A common shares, 1,000,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017	-	-
Common shares, 26,263,354 and 25,236,255 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	3	3
Common stock issuable, 0 and 834,756 shares as of June 30, 2018 and December 31, 2017, respectively	-	9,558
Additional paid-in capital	111,384	98,679
Accumulated deficit	(59,782)	(48,408)
Total Stockholders’ Equity	51,605	59,832
Total Liabilities and Stockholders’ Equity	$55,675	$63,493

MUSTANG BIO, INC.

Condensed Statements of Operations

($ in thousands, except for share and per share amounts)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Revenue - related party	$-	$-	$50	$-

Operating expenses:
Research and development	3,557	2,494	7,849	3,200
Research and development – licenses acquired	-	1,500	75	2,075
General and administrative	1,683	1,671	3,793	3,696
Total operating expenses	5,240	5,665	11,717	8,971
Loss from operations	(5,240)	(5,665)	(11,667)	(8,971)

Other income
Interest income	147	134	293	224
Interest income - related party	-	2	-	-
Total other income	147	136	293	224
Net Loss	$(5,093)	$(5,529)	$(11,374)	$(8,747)

Net loss per common share outstanding, basic and diluted	$(0.19)	$(0.21)	$(0.43)	$(0.36)

Weighted average number of common shares outstanding, basic and diluted	27,087,918	26,180,351	26,731,616	24,301,115